As Filed with the Securities and Exchange Commission on July __, 1998
                                                     Registration No. 333-______
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              ADVENT SOFTWARE, INC.
             (Exact name of Registrant as specified in its charter)

                DELAWARE                           94-2901952
    (State or other jurisdiction of            (I.R.S. Employer
       incorporation organization)           Identification Number)


                               301 Brannan Street
                             San Francisco, CA 94107
                                 (415) 543-7696
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                              --------------------


                               IRV H. LICHTENWALD
                        Senior Vice President of Finance,
                      Chief Financial Officer and Secretary

                             ADVENT SOFTWARE, INC.
                               301 Brannan Street
                         San Francisco, California 94107
                                 (415) 543-7696
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              --------------------

                             MARK A. BERTELSEN, ESQ.
                              DON S. WILLIAMS, ESQ.
                            MELISSA V. HOLLATZ, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                              --------------------

    Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]


                         CALCULATION OF REGISTRATION FEE
================================================================================

                                     Proposed         Proposed
     Title of                        Maximum           Maximum
  Securities to   Amount to be    Offering Price      Aggregate     Amount of
  be Registered    Registered      Per Share(1)        Offering    Registration
                                                       Price (1)       Fee
--------------------------------------------------------------------------------
Common Stock,
$0.01 par value       170,000       $42.375         $ 7,214,375       $ 2,187
================================================================================
(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Registrant's Common Stock on the Nasdaq National Market on June 30, 1998.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS  (Subject to Completion)

                                 170,000 Shares

                              ADVENT SOFTWARE, INC.
                              --------------------

                                  Common Stock
                                 $0.01 par value

                   -------------------------------------------

          This Prospectus relates to the public offering, which is not being  underwritten,  of shares of the common stock  ("Common  Stock") of Advent
Software, Inc., a Delaware corporation (together with its consolidated subsidiaries, "Advent" or the "Company") offered from time to time by the Selling Shareholder named herein (the "Selling Shareholder") for its own benefit. It is anticipated that the Selling Shareholder will generally offer shares of Common Stock for sale at prevailing prices in the over-the-counter market on the date of sale. The Company will receive no part of the proceeds of sales made hereunder. The Common Stock to which this Prospectus relates was received by the Selling Shareholder pursuant to the acquisition of certain assets of Blackbaud, Inc., a South Carolina corporation, by the Company (the
"Acquisition"). The Common Stock issued to the Selling Shareholder in the Acquisition was issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by Selling Shareholder will be borne by such Selling Shareholder. None of the shares offered pursuant to this Prospectus have been registered prior to the filing of the Registration Statement of which this Prospectus is a part.

     The Common Stock of the Company is traded on the Nasdaq National Market (Nasdaq Symbol: ADVS). On July ____, 1998, the closing price of the Company's Common Stock was $________.

                  See "Risk Factors" beginning on page 4 for a discussion of certain factors that should be considered by prospective purchasers of the Common Stock offered hereby.

                  The Selling Shareholder and any broker executing selling orders on behalf of the Selling Shareholder may be deemed to be an "underwriter" within the meaning of the Securities Act. Commissions received by any such broker may be deemed to be underwriting commissions under the Securities Act.

                   -------------------------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                   -------------------------------------------


                The date of this Prospectus is July ____, 1998.

                  No person is authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

                              AVAILABLE INFORMATION

                  The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Advent Software, Inc., 301 Brannan St., San Francisco, CA 94107, Attn: Investor Relations (telephone (415) 543-7696).

                  The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov. The Common Stock of the Company is quoted on the Nasdaq National Market. Reports, proxy and information statements and other information concerning the Company may be inspected at The Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006. Information, as of particular dates, concerning directors and officers of the Company, their remuneration, options granted to them, and the principal holders of securities of the Company has been disclosed in the proxy statements distributed to shareholders of the Company and filed with the Commission.

                             ADDITIONAL INFORMATION

                  This Prospectus constitutes a part of a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is hereby made to the Registration Statement. Statements contained herein concerning the provisions of any document are not necessarily complete, and each such statement is qualified in its entirety by reference to the copy of such document filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The following documents filed by the Company with the Commission are hereby incorporated by reference in this Prospectus: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed pursuant to Section 13 of the Exchange Act; (ii) the Company's Proxy Statement for the 1998 Annual Meeting of Stockholders held on April 30, 1998, filed pursuant to Section 14 of the Exchange Act; (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed pursuant to Section 13 of the Exchange Act; and (iv) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A as filed with the Commission on October 18, 1995.

                  All reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


                                  THE COMPANY

                  Advent Software, Inc. is a leading provider of stand-alone and client/server software products, data interfaces and related services that automate and integrate certain mission-critical functions of investment management organizations. Advent's suite of complementary products for the front, middle and back office include Advent's portfolio accounting and management systems; a trading and order management system; a client management system; and an automated transaction and position reconciliation system. These products address the need to facilitate the management of increasingly large and complex information and data flows both within investment management organizations and between such organizations and third parties, such as brokerage firms, clients, custodians, banks, pricing services and other data providers. Advent's products are designed to reduce client costs, improve the accuracy of client information, and generally enable clients to devote more time to improving the service they provide to their customers rather than focusing on operational details. Advent's strategy is to develop long-term client relationships and to maintain a high level of lifetime client satisfaction which Advent believes will result in additional recurring revenues from new product licenses, renewals of maintenance contracts and the introduction of new data products.

                  Advent's clients include many of the world's leading investment management organizations. These organizations vary significantly in size, assets under management and the complexity of their investment environments. At present, Advent has licensed its products to over 4,800 institutions in 22 countries for use by more than 25,000 concurrent users.

Recent Developments

                  In February 1998, Advent acquired MicroEdge, Inc., a private company based in New York, New York, for stock valued at approximately $9,023,250, based upon the closing price of the shares on the closing date of the transaction. The transaction was accounted for as a pooling. In May 1998, Advent acquired certain assets of Blackbaud, Inc., a private company based in Charleston, South Carolina in a taxable transaction for stock valued at approximately $6,513,210, based upon the closing price of the shares on the closing date of the transaction.

                  Advent was founded in 1983. Its principal executive offices are located at 301 Brannan Street, San Francisco, CA 94107, and its telephone number at that location is (415) 543-7696. As used in this Prospectus, the terms "Advent" and the "Company" refer to Advent Software, Inc. and its consolidated subsidiaries, except as otherwise indicated.

                  Advent and the Advent logo are registered trademarks of the Company.

                           FORWARD-LOOKING STATEMENTS

         This Prospectus and the documents incorporated herein by reference contain forward-looking statements that have been made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs, and assumptions made by management. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Such risks and uncertainties include those noted in the documents incorporated herein by reference. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, investors should carefully review the risk factors and other information set forth in the reports and other documents the Company files from time to time with the Commission.

                                  RISK FACTORS

         In addition to reviewing the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, the other documents incorporated herein by reference and the other information in this Prospectus, the following factors should be considered carefully in evaluating the Company and its business before purchasing the Common Stock offered hereby:

         Period to Period Fluctuations. As Advent's licenses into multi-user networked environments have increased both in individual size and number, the timing and size of individual license transactions are becoming increasingly important factors in Advent's quarterly operating results. The sales cycles for transactions of this size are often lengthy and unpredictable. There can be no assurance that Advent will be successful in closing large license transactions such as these on a timely basis or at all. Accordingly, if in the future revenues from large site licenses constitute a material portion of Advent's net revenues, the timing of such licenses could cause additional variability in Advent's quarterly operating results. Advent's software products typically are shipped shortly after receipt of a signed license agreement and initial payment and, consequently, software product backlog at the beginning of any quarter typically represents only a small portion of that quarter's expected revenues. Advent's expense levels are based in significant part on Advent's expectations of future revenues and therefore are relatively fixed in the short term. Due to the fixed nature of these expenses combined with the relatively high gross margin historically achieved by Advent on products and services, an unanticipated decline in net revenues in any particular quarter is likely to disproportionately adversely affect operating results.

         Advent generally has realized lower revenues from license fees in the first quarter of the year than in the immediately preceding quarter. Advent believes that this has been due primarily to the concentration by some clients of larger capital purchases in the fourth quarter of the calendar year and their lower purchasing activity during the subsequent first quarter, compounded by Advent's annual incentive compensation plans which result in increased year-end sales activity. Furthermore, Advent has often recognized a substantial portion of its license revenues in the last month of a quarter.

         Due to all of the foregoing factors, Advent believes that period to period comparisons of its operating results are not necessarily meaningful and that such comparisons cannot be relied upon as indicators of future performance.

         Advent's stock price has fluctuated significantly since the initial public offering in November 1995. Like many companies in the technology and emerging growth sector, Advent's stock price may be subject to wide fluctuations. If net revenues or earnings in any quarter fail to meet the investment community's expectations, there could be an immediate impact on Advent's stock price. In addition, the stock price may be affected by broader market trends unrelated to Advent's performance.

         Product Concentration. During 1995, 1996 and 1997, Advent derived a substantial majority of its net revenues from the licensing of Axys and related products and services. In addition, many of Advent's other products, such as Moxy, Qube and various data interfaces, were designed to operate with Axys to provide an integrated solution. As a result, Advent believes that a majority of its net revenues, at least through 1998, will be dependent upon continued market acceptance of Axys, enhancements or upgrades to Axys and related products and services.

         Geneva. In 1995, Advent introduced Geneva to target organizations with complex international accounting and reporting requirements, and, in 1997, announced its full commercial availability. To date, revenues derived from licenses of Geneva have not been material. Advent is directing a significant amount of its product development expenditures to the on-going development of Geneva and plans to devote a significant amount of its future sales and marketing resources to Geneva. Advent has limited experience in developing products for this market. Because of such limited client experience, there can be no assurance that Geneva will not require substantial software enhancements or modifications to satisfy performance requirements of clients or to fix design defects or previously undetected errors. Further, there can be no assurance that Advent will be successful in marketing Geneva. Advent's failure to successfully market Geneva could adversely affect Advent's business and operating results.

         Internet Initiative. To take advantage of the Internet, Advent has launched an Internet Initiative whereby it is developing services, both announced and unannounced, to bring Internet based products and services to clients. The first of these services, Rex, was launched during the second quarter of 1997. As Advent begins development of new products and services under its Internet Initiative, it has and will continue to enter into development agreements with information providers, clients, or other companies in order to accelerate the delivery of new products and services. There can be no assurance that Advent will be successful in marketing Rex or in developing other Internet services. Advent's failure to do so could adversely affect Advent's business and operating results.

         New Products and Product Enhancements. Advent's future success will continue to depend upon its ability to develop new products that address the future needs of its target markets and to respond to emerging industry standards and practices. Delays in the commencement of commercial shipments of new products or enhancements may result in client dissatisfaction and delay or loss of product revenues. In addition, Advent's ability to develop new products and product enhancements is dependent upon the products of other software vendors, including certain system software vendors, such as Microsoft Corporation, database vendors and development tool vendors. In the event that the products of such vendors have design defects or flaws, or if such products are unexpectedly delayed in their introduction, Advent's business, operating results and financial condition could be materially adversely affected.

         Financial Markets. The target clients for Advent's products include a range of organizations that manage investment portfolios, including investment advisors, brokerage firms, banks and hedge funds. In addition, Advent targets corporations, public funds, universities and non-profit organizations which also manage investment portfolios and have many of the same needs. The success of many of Advent's clients is intrinsically linked to the health of the financial markets. Advent believes that demand for its products could be disproportionately affected by fluctuations, disruptions, instability or downturns in the financial markets which may cause clients and potential clients to exit the industry or delay, cancel or reduce any planned expenditures for investment management systems and software products.

         Relationship with Interactive Data. Many of Advent's clients use Advent's proprietary interface to electronically retrieve pricing and other data from Interactive Data. Interactive Data pays Advent a commission based on Interactive Data's revenues from providing such data to Advent's client. Advent's software products have been customized to be compatible with Interactive Data's system and such software would need to be redesigned if Interactive Data's services were unavailable for any reason. In the event that Advent's relationship with Interactive Data were terminated or Interactive Data's services were unavailable to Advent's clients for any reason, replacing these services could be costly and time consuming.

         Competition. The market for investment management software is segmented by the relative size of the organizations that manage investment portfolios. In addition, the market in each segment is intensely competitive and highly fragmented, subject to rapid change and highly sensitive to new product introductions and marketing efforts by industry participants. Advent's competitors include providers of software and related services as well as providers of timeshare services. Competitors vary in size, scope of services offered and platforms supported. In addition, Advent competes indirectly with existing and potential clients, many of whom develop their own software for their particular needs and therefore may be reluctant to license software products offered by independent vendors such as Advent. Many of Advent's competitors have longer operating histories and greater financial, technical, sales and marketing resources than Advent. There can be no assurance that Advent will be able to compete successfully against current and future competitors or that competitive pressures will not result in price reductions, reduced operating margins and loss of market share, any one of which could materially adversely affect Advent's business, operating results and financial condition.

                              SELLING SHAREHOLDER

         The following table shows, as of the date of this Prospectus, (i) the name of the Selling Shareholder, (ii) the number of shares of Common Stock beneficially owned prior to the offering, (iii) the number of shares of Common Stock to be sold by the Selling Shareholder pursuant to this Prospectus and (iv) the number of shares beneficially owned after the offering:

                          Shares
                        Beneficially    Shares to be           Shares
                       Owned Prior to   Sold in the      Beneficially Owned
Name                      Offering       Offering(2)   After the Offering (1)(3)
------------------   ---------------   --------------  ------------------------
Blackbaud, Inc.(4)          170,000          136,000                 0
------------------


(1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose.

(2) Does not include an aggregate of 34,000 shares of Common Stock beneficially owned by the Selling Shareholder that have been deposited in escrow funds pursuant to certain provisions of an agreement between the Selling Shareholder and the Company.

(3)        Assumes the sale of all shares offered hereby.

(4) The Selling Shareholder owns approximately 2% of the outstanding shares of Common Stock of the Company.


                              PLAN OF DISTRIBUTION

           The Company has been advised by the Selling Shareholder that it intends to sell all or a portion of the shares offered hereby from time to time in the over-the-counter market and that sales will be made at prices prevailing at the times of such sales. The Selling Shareholder may also make private sales directly or through a broker or brokers, who may act as agent or as principal. In connection with any sales, the Selling Shareholder and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act. The Company will receive no part of the proceeds of sales made hereunder.

           Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Shareholder (and, if they act as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the Selling Shareholder. Broker-dealers may agree with the Selling Shareholder to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Shareholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Shareholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve cross and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above.

           The Company has advised the Selling Shareholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to their sales in the market, has furnished the Selling Shareholder with a copy of these Rules and has informed the Selling Shareholder of the need for delivery of copies of this Prospectus. The Selling Shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act if any such broker-dealers purchase shares as principal.

           Upon notification by the Selling Shareholder to the Company that any material arrangement has been entered into with a broker-dealer for the sale of shares through a cross or block trade, a supplemental prospectus will be filed under Rule 424(c) under the Securities Act setting forth the name of the participating broker-dealer(s), the number of shares involved, the price at which such shares were sold by the Selling Shareholder, the commissions paid or discounts or concessions allowed by the Selling Shareholder to such broker-dealer(s), and where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out in this Prospectus.

           Any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

           There can be no assurance that the Selling Shareholder will sell any or all of the shares of Common Stock offered by it hereunder.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

           The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability
(i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit.

           The Company's Bylaws provide that the Company shall indemnify its directors and executive officers and may indemnify its other officers and employees and other agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company's Bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

           The Company has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Company's Bylaws. Subject to certain limitations and restrictions, these agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and officers.

           The Company understands that the staff of the Securities and Exchange Commission is of the opinion that statutory, charter and contractual provisions as are described above have no effect on claims arising under the federal securities laws.


                                 LEGAL MATTERS

           The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.


                                    EXPERTS

           The consolidated balance sheet as of December 31, 1996 and 1997, and the consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997, and the related consolidated financial statement schedule, incorporated by reference to the Company's Annual Report on Form 10-K, have been incorporated herein by reference in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                              ADVENT SOFTWARE, INC.

                       REGISTRATION STATEMENT ON FORM S-3


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

  Item
Number

Item 14                 Other Expenses of Issuance and Distribution.*
                        -------------------------------------------

                        The following table sets forth costs and expenses of the sale and distribution of the securities being registered.
All amounts except Securities and Exchange Commission and Nasdaq Stock Market Listing fees are estimates.


Registration fee--Securities and Exchange Commission...                 $  2,187
Nasdaq Stock Market Listing Fee........................                 $  3,400
Accounting fees........................................                 $  5,000
Legal fees.............................................                 $  5,000
Miscellaneous..........................................                 $  4,413

Total..................................................                 $ 20,000


     * Represents expenses relating to the distribution by the Selling Shareholder pursuant to the Prospectus prepared in accordance with the requirements of Form S-3. These expenses will be borne by the Company on behalf of the Selling Shareholder.

Item 15      Indemnification of Directors and Officers.
             -----------------------------------------

             See "Indemnification of Directors and Officers."

Item 16      Exhibits.

             Exhibit
             Number

               2.1 Asset Purchase Agreement (incorporated by reference to the Company's Report on Form 8-K dated May 22, 1998)

               4.1 Restated Articles of Incorporation, as amended, of the Company (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997)

               4.2 Amended and Restated Bylaws of the Company (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997)

               5.1  Opinion of counsel as to securities being registered

               23.1 Consent   of    PricewaterhouseCoopers    LLP,   Independent
                    Accountants

               23.2 Consent of Wilson  Sonsini  Goodrich & Rosati  (included  in
                    Exhibit 5.1)

               24.1 Power of Attorney (contained on Page II-4)

Item 17                 Undertakings.

                        The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES



               Pursuant to the requirements of the Securities Act of 1933, the Registrant, Advent Software, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable cause to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 7th day of July, 1998.


                                                           ADVENT SOFTWARE, INC.


                                       By: /s/ Irv H. Lichtenwald
                                           ---------------------------------
                                      Irv H. Lichtenwald, Senior Vice President,
                                        Chief Financial Officer and Secretary


                                POWER OF ATTORNEY

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.




SIGNATURE                            TITLE                          DATE
-------------------------------    --------------------------    ---------------
/s/ Stephanie G. DiMarco            Chairman of the Board         July 7, 1998
-----------------------------        and Chief Executive
Stephanie G. DiMarco                 Officer (Principal
                                     Executive Officer)

/s/ Irv H. Lichtenwald                Senior Vice President,      July 7, 1998
-----------------------------        Chief Financial Officer
Irv H. Lichtenwald                   and Secretary (Principal
                                       Financial and
                                       Accounting Officer)

/s/ Frank H. Robinson                Director                     July 7, 1998
-----------------------------
Frank H. Robinson

/s/ Wendell G. Van Auken             Director                     July 7, 1998
-----------------------------
Wendell G. Van Auken

/s/ William F. Zuendt                Director                     July 7, 1998
-----------------------------
William F. Zuendt

/s/ Monte Zweben                     Director                     July 7, 1998
-----------------------------
Monte Zweben

                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated January 20, 1998 on our audit of the consolidated financial statements of Advent Software, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is incorporated by reference from the 1997 Annual Report of Advent Software, Inc., and our report dated January 20, 1998, on our audit of the consolidated financial statement schedule, which report is incorporated by reference from the Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference of our firm under the caption "Experts."





                                               /s/ PricewaterhouseCoopers L.L.P.

                                                   PRICEWATERHOUSECOOPERS L.L.P.



San Jose, California
July 7, 1998

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


             ------------------------------------------------------

                                    EXHIBITS
             ------------------------------------------------------


                       Registration Statement on Form S-3

                              ADVENT SOFTWARE, INC.

                                  July 7, 1998

                                INDEX TO EXHIBITS



Exhibit
Number


2.1 Asset Purchase Agreement (incorporated by reference to the Company's Report on Form 8-K dated May 22, 1998)

4.1  Restated   Articles  of   Incorporation,   as   amended,   of  the  Company
     (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997)

4.2 Amended and Restated Bylaws of the Company (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31,
     1997)

5.1  Opinion of counsel as to securities being registered

23.1 Consent of PricewaterhouseCoopers LLP, Independent Accountants (see Page II-5)

23.2 Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 5.1)

24.1 Power of Attorney (see Page II-3)

                                 Exhibit 5.1

                               OPINION OF COUNSEL

July 7, 1998



Advent Software, Inc.
301 Brannan Street
San Francisco, California 94107

                  Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on the date hereof (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of a total of 170,000 shares of your Common Stock, $0.01 par value (the "Shares"), all of which are issued and outstanding and to be offered for sale for the benefit of the Selling Shareholder. The Shares are to be sold from time to time in the over-the counter-market at prevailing prices or as otherwise described in the Registration Statement. As legal counsel for Advent Software, Inc., we have examined the proceedings taken and proposed to be taken by you in connection with the sale of the Shares.

                  It is our opinion that the Shares are legally and validly issued, fully paid and nonassessable.

                  We consent to the use of this opinion as an exhibit to the Registration Statement, including the prospectus constituting a part thereof, and further consent to the use of our name wherever it appears in the Registration Statement and any amendments thereto.

                                                               Very truly yours,

                                                WILSON SONSINI GOODRICH & ROSATI
                                                        Professional Corporation

                                            /s/ Wilson Sonsini Goodrich & Rosati

                                  Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                                 (See page II-5)

                                  Exhibit 23.2

                               CONSENT OF COUNSEL

                               (See Exhibit 5.1)

                                  Exhibit 24.1

                                POWER OF ATTORNEY

                                 (see page II-3)